Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Lynden Bass, Chief Financial Officer of DIH Holding US, Inc. (the “Company”), hereby certify that:

1.	I have reviewed Amendment No. 1 to Annual Report on Form 10-K/A for the period ended March 31, 2024 of the Company; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 29, 2024

By:	/s/ Lynden Bass
Lynden Bass
Chief Financial Officer